Exhibit 14(a)
                                                                   -------------
CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement on Form N-14 of Lord Abbett Securities Trust of our reports on the financial statements of the Lord Abbett Securities Trust - Growth & Income Trust dated December 8, 1995 and Lord Abbett Fundamental Value, Inc. dated August 3, 1995, which are contained in the respective 1995 Annual Reports and are incorporated by reference in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and to the references to us under the headings of "Investment Advisory and Other Services" and "Financial Statements" in the Statement of Additional Information of Lord Abbett Securities Trust - Growth & Income Trust dated December 27, 1994 and Lord Abbett Fundamental Value Fund, Inc. dated November 1, 1995, which are incorporated by reference in such Registration Statement.




DELOITTE & TOUCHE LLP

New York, New York
February 29, 1996